Exhibit 99.1

Tucows Announces Hiring of Ivan Ivanov as new Chief Financial Officer

TORONTO, June 28, 2024 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a global internet services leader, announced today that it has named Ivan Ivanov as its new Chief Financial Officer (CFO), effective August 5, 2024. Ivanov assumes the role from Dave Singh—who has been with Tucows since 2017—as he steps down to pursue other opportunities.

“I am excited to welcome Ivan to the Tucows family. Ivan is an accomplished business leader with highly-relevant financial expertise including strategic capital management, which will make him an excellent addition to our organization,” said Elliot Noss, CEO of Tucows. “I also want to sincerely thank Dave for his impact on the business over the years. Under his stewardship, Tucows has navigated significant changes in both our business and industry and I am grateful for all of the contributions he has made.”

“I’ve thoroughly enjoyed my time as part of the Tucows leadership team and am proud of the many contributions we made to build the company,” said Mr. Singh. “I look forward to continuing to champion Tucows' trajectory from the sidelines.”

As new CFO, Ivanov will report to Elliot Noss and brings over 22 years of industry experience to this role. Prior to Tucows, he served as Executive Director and business unit CFO at Verizon, where he led both consumer and business finance teams. Ivan began his career at Verizon on the M&A and Corporate Development team, progressing to a variety of other financial specialties, including cash flow planning, network and IT capital allocation, and commercial finance, where he led Verizon’s fiber deployment program.

“I am delighted to assume the Chief Financial Officer position at Tucows,” added Ivan Ivanov. “The company is at a pivotal moment, and what’s compelling to me is the great opportunity to leverage my skills and experience to advance Tucows’ mission and drive long-term growth and value for our stakeholders.”

Ivanov has a Master of Accounting from Seton Hall University and is a Chartered Professional Accountant with New Jersey State Board of Accountancy. He is also a graduate of Drexel University with a Bachelor of Arts in Finance.

About Tucows

Tucows helps connect more people to the benefit of internet access through communications service technology, domain services, and fiber-optic internet infrastructure. Ting (https://ting.com) delivers fixed fiber Internet access with outstanding customer support. Wavelo (https://wavelo.com) is a telecommunications software suite for service providers that simplifies the management of mobile and internet network access; provisioning, billing and subscription; developer tools; and more. Tucows Domains (https://tucowsdomains.com) manages approximately 25 million domain names and millions of value-added services through a global reseller network of over 35,000 web hosts and ISPs. Hover (https://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (https://tucows.com).

Tucows, Ting, Wavelo, and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Contact:

Monica Webb

Vice President, Investor Relations

647.898.9924

mwebb@tucows.com